                                                                   EXHIBIT 10.42




                             CONTRIBUTION AGREEMENT



                                 by and between



                                 RICHARD WISELY



                                       and



                    TOWER REALTY OPERATING PARTNERSHIP, L.P.,
                         a Delaware limited partnership




                            Dated as of July 31, 1997

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
RECITALS .............................................................       -1-

1.    CONTRIBUTION OF PARTNERSHIP INTEREST AND EXCHANGE FOR OP
      UNITS...........................................................       -2-
      1.1    CONTRIBUTION TRANSACTION.................................       -2-
      1.2    ISSUANCE OF OP UNITS.....................................       -3-
      1.3    ADJUSTED CONSIDERATION...................................       -3-
      1.4    AUTHORIZATION............................................       -3-
      1.5    CONTRIBUTION OF CERTAIN RIGHTS...........................       -3-
      1.6    PRORATIONS...............................................       -3-
      1.7    TREATMENT AS CONTRIBUTION................................       -4-

2.    CLOSING.........................................................       -4-
      2.1    CONDITIONS PRECEDENT.....................................       -4-
      2.2    TIME AND PLACE...........................................       -5-
      2.3    CLOSING DELIVERIES.......................................       -6-
      2.4    CLOSING COSTS............................................       -6-

3.    REPRESENTATIONS, WARRANTIES AND INDEMNITIES.....................       -7-
      3.1    REPRESENTATIONS AND WARRANTIES OF THE OPERATING
             PARTNERSHIP..............................................       -7-
      3.2    REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR............       -7-
      3.3    INDEMNIFICATION..........................................       -7-

4.    COVENANTS.......................................................       -8-
      4.1    COVENANTS OF CONTRIBUTOR.................................       -8-

5.    RELEASES AND WAIVERS............................................       -8-
      5.1    GENERAL RELEASE OF OPERATING PARTNERSHIP.................       -9-
      5.2    GENERAL RELEASE OF CONTRIBUTOR...........................       -9-
      5.3    INTENTIONALLY OMITTED....................................       -9-
      5.4    WAIVER OF RIGHTS UNDER PARTNERSHIP AGREEMENT.............       -9-

6.    POWER OF ATTORNEY...............................................       -9-
      6.1    GRANT OF POWER OF ATTORNEY...............................       -9-
      6.2    LIMITATION ON LIABILITY..................................      -10-

7.    MISCELLANEOUS...................................................      -11-
      7.1    FURTHER ASSURANCES.......................................      -11-

      7.2    COUNTERPARTS.............................................      -11-
      7.3    GOVERNING LAW............................................      -11-
      7.4    NOTICES..................................................      -11-


                                  EXHIBIT LIST

                                                                                                SECTION FIRST
EXHIBITS                                                                                         REFERENCED
--------                                                                                         ----------
   A   Constituent Interests of Contributor's Partnership Interest.....                             Recital D

   B   Contribution and Assumption Agreement...........................                                   1.1

   C   Form of Quitclaim...............................................                                   1.1

   D   Calculation of Number of OP Units...............................                                   1.2

   E   Representations, Warranties and Indemnities of Contributor......                                   3.2

       Attachment 1....................................................             Exchange Rights Agreement

       Attachment 2....................................................         Registration Rights Agreement

       Attachment 3....................................................                    Lock-Up Agreements

       Attachment 4....................................................          List of Portfolio Agreements

                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (hereinafter referred to as the "Contribution Agreement") is made and entered into as of July 31, 1997 by and between Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and Richard Wisely, an individual (the "Contributor").

                                    RECITALS

         A. The Operating Partnership desires to consolidate the ownership of a portfolio of office properties (the "Participating Properties") owned or managed by Tower Equities & Realty Corp. or its affiliates through a series of transactions (the "Formation Transactions") whereby the Operating Partnership will acquire direct interests in certain of the Participating Properties (the "Property Interests") and all of the interests in certain limited partnerships, certain limited liability companies and certain other entities (collectively, the "Participating Partnerships and LLCs") which currently own directly or indirectly the Participating Properties (the "Consolidation").

         B. The Formation Transactions relate to the proposed initial public offering (the "Public Offering") of the common stock, par value $.01 per share (the "Common Stock") of Tower Realty Trust, Inc., a Maryland corporation (the "Company"), which will operate as a self-administered and self-managed real estate investment trust ("REIT") and will be the sole general partner of the Operating Partnership.

         C. The owners of the Property Interests and the partners and members of the Participating Partnerships and LLCs will either transfer their Property Interests and interests in the Participating Partnerships and LLCs to the Company in exchange for cash (the "Cash Participants") or contribute such interests directly to the Operating Partnership in exchange for an interest in the Operating Partnership (the "OP Participants").

         D. The Contributor owns interests in certain of the Participating Partnerships and LLCs as set forth on EXHIBIT A (the "Partnerships") which Partnerships own directly or indirectly interests in certain of the Participating Properties also as set forth on EXHIBIT A (the "Property" or the "Properties"). As used herein, "Partnership Agreement" means the partnership agreement or membership agreement, as applicable, under which each such Partnership was formed.

         E. The Contributor has previously contributed certain interests in the Partnerships to the Operating Partnership in exchange for OP Units (as defined below).

         F. The Contributor desires to, and the Operating Partnership desires the Contributor to, contribute to the Operating Partnership, all of its right, title and interest, as a partner (or member) of the Partnerships, including, without limitation, all of its voting rights and interests in the capital, profits and losses of the Partnerships or any property distributable therefrom, constituting all of its interests in the Partnerships (such right, title and interest are hereinafter collectively referred to as the "Partnership Interest"), in exchange for partnership units in the Operating Partnership (the "OP Units"), on the terms and subject to the conditions set forth herein.

         G. The Operating Partnership desires to make, and the Contributor desires to receive, a return of certain contributions previously made by the Contributor to the Operating Partnership that relate to direct or indirect interests in certain limited partnerships, limited liability companies and certain other entities that do not relate to the Consolidation (the "Excluded Interests").

         NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the parties hereto agree as follows:


        ARTICLE 1. CONTRIBUTION OF PARTNERSHIP INTEREST AND EXCHANGE FOR
                                    OP UNITS

                  1.1 CONTRIBUTION TRANSACTION

                  (a) At the Closing (as defined in ARTICLE 2.2 hereof) and subject to the terms and conditions contained in this Contribution Agreement, the Contributor shall transfer to the Operating Partnership, absolutely and unconditionally, all of its Partnership Interest (as such term is defined in Recital F herein) not previously contributed to the Operating Partnership. The contribution of the Contributor's Partnership Interest shall be evidenced by a "Contribution and Assumption Agreement" for each of the Partnerships in substantially the form of EXHIBIT B attached hereto. Furthermore, the Contributor shall execute and have duly acknowledged an individual quitclaim deed for each property in the form of EXHIBIT C quitclaiming to the Operating Partnership any direct or indirect ownership interest in and to the Properties. The parties shall take such additional actions and execute such additional documentation as may be required by the Partnership Agreement and the Agreement of Limited Partnership of the Operating Partnership (the "OP Agreement") in order to effect the transactions contemplated hereby.

                  (b) At the Closing, and subject to the terms and conditions set forth in this Contribution Agreement, the Operating Partnership shall transfer to the Contributor, absolutely and unconditionally, all of the Excluded Interests (as such term is defined in Recital G herein) previously contributed by the Contributor to the Operating Partnership.

                  1.2 ISSUANCE OF OP UNITS

                  The Operating Partnership shall, in exchange for the Partnership Interest and after taking into account the transfer of the Excluded Interests to the Contributor, increase or decrease the number of OP Units issued to the Contributor in accordance with EXHIBIT D hereto. The increase or decrease of OP Units Issued to the Contributor shall be evidenced by either an amendment (the "Amendment") to the OP Agreement or by certificates relating to such units (the "Certificates") in either case, as shall be acceptable to the Contributor. The parties shall take such additional actions and execute such additional documentation as may be required by the Partnership Agreement and the OP Agreement in order to effect the transactions contemplated hereby.

                  1.3 ADJUSTED CONSIDERATION

                  The Operating Partnership reserves the right not to acquire any particular interest that constitutes part of the Partnership Interest, if in good faith the Operating Partnership determines that the ownership of such interest or the underlying Property would be inappropriate for the Operating Partnership for any reason whatsoever. Contributor hereby agrees that, in such event, the number of OP Units to be received by the Contributor pursuant to this Contribution Agreement may be reduced by an amount determined by Lawrence H. Feldman, in his sole discretion, to reflect the reduction in total value of the Partnership Interest ultimately contributed by the Contributor.

                  1.4 AUTHORIZATION

                  Contributor hereby authorizes Lawrence H. Feldman to make any and all determinations to be made by him pursuant to ARTICLE 1.3 hereof, and any and all such determinations shall be final and binding on all parties.

                  1.5 CONTRIBUTION OF CERTAIN RIGHTS

                  Effective upon the Closing, the Contributor hereby contributes to the Operating Partnership all of its rights and interests, if any, including rights to indemnification in favor of the Contributor, if any, under the agreements pursuant to which the Contributor or its affiliates initially acquired the Partnership Interest transferred pursuant to this Contribution Agreement.

                  1.6 PRORATIONS

                  At the Closing, or as promptly as practicable following the Closing, to the extent such matters are not the right or responsibility of all tenants of a given Property, all revenue and all charges that are customarily prorated in transactions of this nature, including accrued rent currently due and payable, overpaid taxes or fees, real and personal property taxes, common area maintenance charges and other similar periodic charges payable or receivable with respect to such Property shall be ratably prorated between the partners of the Partnership which holds such Property prior to the Closing and the Operating Partnership on and after the Closing, effective as of the Closing. After providing for such prorations, (i) if any of the Partnerships has a resultant cash surplus, the value of the Contributor's Partnership Interest shall be increased in proportion to Contributor's ratable share of such cash surplus and additional OP Units (based on the Mid-Point (as such term is defined in Exhibit D attached hereto) of the proposed offering prices per share set forth in the final preliminary prospectus relating to the offering of shares of Common Stock ) shall be issued to the Contributor as a valuation adjustment to the consideration to be received by the Contributor pursuant to this Contribution Agreement, and (ii) if any of the Partnerships has a resultant cash deficit, the value of the Contributor's Partnership Interest shall be reduced in proportion to Contributor's ratable share of such cash deficit, and fewer OP Units shall be issued to the Contributor as a valuation adjustment to the consideration to be received by the Contributor pursuant to this Contribution Agreement, unless such deficit is cured prior to the Closing.

                  1.7 TREATMENT AS CONTRIBUTION

                  The transfer, assignment and exchange of interests effectuated with respect to the Operating Partnership, pursuant to this Contribution Agreement, shall constitute a "Capital Contribution" pursuant to Article IV of the OP Agreement and is intended to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                               ARTICLE 2. CLOSING

                  2.1 CONDITIONS PRECEDENT

                  The effectiveness of the Company's registration statement filed with the Securities and Exchange Commission on Form S-11 (the "Registration Statement") is a condition precedent to the obligations of all parties to this Contribution Agreement to effect the transactions contemplated by this Contribution Agreement on the Closing Date (as defined below).

                  The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following additional conditions:

                  (a) The representations and warranties of the Contributor contained in this Contribution Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

                  (b) Each of the obligations of the Contributor to be performed by it shall have been duly performed by it on or before the Closing Date;

                  (c) Concurrently with the Closing, the Contributor shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to ARTICLE 2.3 hereof;

                  (d) The Contributor shall have obtained all necessary consents or approvals of governmental authorities or third parties to the consummation of the transactions contemplated hereby;

                  (e) The Contributor shall not have breached any of its covenants contained herein in any material respect;

                  (f) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

                  (g) There shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the Partnerships' businesses;

                  (h) All existing management agreements with respect to the Properties shall have been contributed to the Operating Partnership prior to or simultaneously with the Closing; and

                  (i) All management functions with respect to the Properties presently conducted by Tower Equities & Realty Corp. and its affiliates shall be assumed by the Operating Partnership or Tower Equities Management, Inc.

                  2.2 TIME AND PLACE

                  The date, time and place of the transactions contemplated hereunder shall be the day the Operating Partnership receives the proceeds from the Public Offering from the underwriter(s), at 10:00 a.m. in the office of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022 (the "Closing" or "Closing Date"). The transfers described in ARTICLE 1.1 of this Contribution Agreement, and all closing deliveries, and the consummation of the Public Offering, shall be deemed concurrent for all purposes.

                  2.3 CLOSING DELIVERIES

                  At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact (see ARTICLE 6.1 below), the legal documents and other items (collectively, the "Closing Documents") necessary to carry out the intention of this Contribution Agreement, which Closing Documents and other items shall include, without limitation, the following:

                           (i) A Contribution and Assumption Agreement for each Partnership;

                           (ii) An individual quitclaim deed for each Property, fully executed and duly acknowledged from each of the individual constituent partners and/or members of the Contributor, as required by the Operating Partnership;

                           (iii) The Amendment or the Certificates evidencing the transfer of OP Units to the Contributor;

                           (iv) American Land Title Assurances ("ALTA") policies of title insurance with appropriate endorsements and levels of reinsurance for the Properties issued as of the Closing Date or endorsements or other assurances that the existing policy or policies of title insurance are sufficient for purposes of this Contribution Agreement, which the Contributor shall cause the title company to issue to the Operating Partnership in a form acceptable to the Operating Partnership (the "Title Policies") including satisfaction by the Contributor of any and all title company requirements applicable to it;

                           (v) The Partnerships' books and records and securities or other evidences of ownership held by the Contributor; and

                           (vi) An affidavit from the Contributor stating, under penalty of perjury, the Contributor's United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to section 1445(b)(2) of the Code and a comparable affidavit satisfying California and any other withholding requirements.

                           (vii) The Exchange Rights Agreement, the Registration Rights Agreement and the Lock-Up Agreements substantially in the form attached hereto as ATTACHMENTS 1, 2, and 3, respectively.

                  2.4 CLOSING COSTS

                  The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby.

             ARTICLE 3. REPRESENTATIONS, WARRANTIES AND INDEMNITIES

                  3.1 REPRESENTATIONS AND WARRANTIES OF THE OPERATING
PARTNERSHIP

                  The Operating Partnership hereby represents and warrants to and covenants with the Contributor that:

                  (a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing with requisite power to enter this Contribution Agreement and all agreements contemplated hereby. The persons and entities executing this Contribution Agreement and all agreements contemplated hereby on behalf of the Operating Partnership have the power and authority to enter into this Contribution Agreement and such other contemplated agreements.

                  (b) Due Authorization. The execution, delivery and performance by the Operating Partnership of its obligations under this Contribution Agreement and all agreements contemplated hereby will not contravene any provision of applicable law, the OP Agreement, charter, declaration of trust or other constituent document of the Operating Partnership, or any agreement or other instrument binding upon the Operating Partnership or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Operating Partnership, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Operating Partnership of its obligations under this Contribution Agreement and all other agreements contemplated hereby.

                  3.2 REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

                  The Contributor represents and warrants to and covenants with the Operating Partnership as provided in EXHIBIT E attached hereto, and acknowledges and agrees to be bound by the indemnification provisions contained therein.

                  3.3 INDEMNIFICATION

                  The Operating Partnership shall indemnify and hold harmless the Contributor (the "Indemnified Contributor Party") from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation and remediation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, "Losses") asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with: (i) any breach of a representation or warranty of the Operating Partnership contained in this Contribution Agreement; and (ii) all fees, costs and expenses of the Operating Partnership in connection with the transactions contemplated by this Contribution Agreement, including, without limitation, any and all costs associated with the transfers contemplated herein.

                              ARTICLE 4. COVENANTS

                  4.1 Covenants of Contributor

                  (a) From the date hereof through the Closing, the Contributor shall not:

                           (i) Sell or transfer all or any portion of the Partnership Interest; or

                           (ii) Mortgage, pledge or encumber (or permit to become encumbered) all or any portion of the Partnership Interest.

                  (b) From the date hereof through the Closing, the Contributor shall permit each of the Partnerships to conduct its business in the ordinary course, consistent with past practice, and shall not permit any of the Partnerships to:

                           (i) Enter into any material transaction not in the ordinary course of business;

                           (ii) Sell or transfer any assets of the Partnerships;

                           (iii) Mortgage, pledge or encumber (or permit to become encumbered) any assets of the Partnerships, except (x) liens for taxes not due, (y) purchase money security interests and (z) mechanics' liens being disputed by any of the Partnerships in good faith and by appropriate proceedings;

                           (iv) Amend, modify or terminate any material agreements or other instruments to which any of the Partnerships is a party; or

                           (v) Materially alter the manner of keeping the Partnerships' books, accounts or records or the accounting practices therein reflected.

                  (c) The Contributor shall use its good faith diligent efforts to obtain any approvals, waivers or other consents of third parties required to effect the transactions contemplated by this Contribution Agreement.

                         ARTICLE 5. RELEASES AND WAIVERS

                  Each of the releases and waivers enumerated in this ARTICLE 5 shall become effective only upon the Closing of the contribution and exchange of the Partnership Interest pursuant to ARTICLES 1 and 2 hereof.

                  5.1 GENERAL RELEASE OF OPERATING PARTNERSHIP

                  As of the Closing, the Contributor irrevocably waives, releases and forever discharges the Operating Partnership and the Operating Partnership's affiliates, partners (including Lawrence H. Feldman), agents, attorneys, successors and assigns of and from any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Contributor Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Partnership Agreements, this Contribution Agreement or any other matter which exists at the Closing, except for Contributor Claims arising from the breach of any representation, warranty, covenant or obligation under this Contribution Agreement.

                  5.2 GENERAL RELEASE OF CONTRIBUTOR

                  As of the Closing, the Operating Partnership irrevocably waives, releases and forever discharges the Contributor and Contributor's agents, attorneys, successors and assigns of and from any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Operating Partnership Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Partnership Agreements, this Contribution Agreement or any other matter which exists at the Closing, except for Operating Partnership Claims arising from the breach of any representation, warranty, covenant or obligation under this Contribution Agreement or any supplemental representations and warranties agreement entered into as of the Closing Date by and among the Contributor, certain other continuing investors in the Operating Partnership and the Operating Partnership.

                  5.3 INTENTIONALLY OMITTED

                  5.4 WAIVER OF RIGHTS UNDER PARTNERSHIP AGREEMENT

                  As of the Closing, the Contributor waives and relinquishes all rights and benefits otherwise afforded to Contributor under the Partnership Agreements including, without limitation, any right to consent to or approve of the sale or contribution by the other partners (or members) of the Partnerships of their partnership interests to the Company or the Operating Partnership.

                          ARTICLE 6. POWER OF ATTORNEY

                  6.1 GRANT OF POWER OF ATTORNEY

                  Contributor does hereby irrevocably appoint the Operating Partnership (or its designee) and each of them individually and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "Attorney-in-Fact") as the true and lawful attorney-in-fact and agent of Contributor, to act in the name, place and stead of Contributor to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including, without limitation, the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership of Contributor's Partnership Interest), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Contribution Agreement, as fully as could Contributor if personally present and acting. Further, Contributor hereby grants to Attorney-in-Fact a proxy (the "Proxy") to vote Contributor's Partnership Interest on any matter related to the Formation Transactions presented to the partners of any of the Partnerships for a vote, including, but not limited to, the transfer of interests in any of the Partnerships by the other partners.

                  Each of the Power of Attorney and Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of Contributor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Contribution Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. Contributor agrees that, at the request of the Operating Partnership, it will promptly execute a separate power of attorney and proxy on the same terms set forth in this ARTICLE 6, such execution to be witnessed and notarized. Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney and Proxy.

                  Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Contribution Agreement.

                  6.2 LIMITATION ON LIABILITY

                  It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney or Proxy granted by Contributor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Formation Transactions or the Public Offering, or the acquisition of the Partnership Interest by the Operating Partnership and shall not be liable for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. Contributor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney or Proxy created by Contributor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence or bad faith of the Attorney-in-Fact. Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Operating Partnership or its successors or affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to Contributor hereunder, release, amend or modify any other power of attorney or proxy granted by any other person under any related agreement.

                            ARTICLE 7. MISCELLANEOUS

                  7.1 FURTHER ASSURANCES.

                  The Contributor shall take such other actions and execute such additional documents following the Closing as the Operating Partnership may reasonably request in order to effect the transactions contemplated hereby.

                  7.2 COUNTERPARTS

                  This Contribution Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.3 GOVERNING LAW

                  This Contribution Agreement shall be governed by the internal laws of the State of New York, without regard to the conflicts of laws provisions thereof.

                  7.4 NOTICES

                  Any notice to be given hereunder by any party to the other shall be given in writing by personal delivery or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of personal delivery (including delivery by overnight courier). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

                  To the Contributor:

                           Richard Wisely
                           c/o Feldman Equities
                           120 West 45th Street
                           New York, NY  10022

                  To the Operating Partnership:

                           Tower Realty Operating Partnership, L.P.
                           c/o Tower Realty Trust, Inc.
                           120 West 45th Street
                           New York, NY  10022

                  IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

                                   OPERATING PARTNERSHIP:

                                   Tower Realty Operating Partnership, L.P.

                                   By:  Tower Realty Trust, Inc.



                                       By:  /s/  Lawrence H. Feldman
                                          --------------------------------------
                                          Name:  Lawrence H. Feldman
                                          Title: Chairman of the Board, Chief
                                                 Executive Officer and President


                                       CONTRIBUTOR:



                                       /s/ Richard Wisely
                                       -----------------------------------------
                                           Richard Wisely

                                    EXHIBIT A


                            CONSTITUENT INTERESTS OF
            RICHARD WISELY'S (THE "CONTRIBUTOR") PARTNERSHIP INTEREST



-----------------------------------------------------------------------------------------------------------------
PARTNERSHIPS IN WHICH CONTRIBUTOR       PARTNERSHIPS IN WHICH CONTRIBUTOR     PROPERTIES HELD BY THE PARTNERSHIPS
     HOLDS A DIRECT INTEREST*               HOLDS AN INDIRECT INTEREST
-----------------------------------------------------------------------------------------------------------------
2800 Company, L.L.C.                    2800 Associates, L.P.                 2800 North Central
-----------------------------------------------------------------------------------------------------------------

-----------------

* Corporations owned by Richard Wisely that hold interests in any of the Properties shall contribute the partnership interests held by such corporations to the Operating Partnership.

                                    EXHIBIT B


                      CONTRIBUTION AND ASSUMPTION AGREEMENT


                  FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers, contributes and conveys to Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), its entire legal and beneficial right, title and interest in and to ____________________________, a __________________________ (the "Partnership"), including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of the Partnership and the right to receive distributions of money, profits and other assets from the Partnership, presently existing or hereafter at any time arising or accruing (such right, title and interest are hereinafter collectively referred to as the "Partnership Interest"), TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

                  Upon the execution and delivery hereof, the Operating Partnership assumes all obligations in respect of the Partnership Interest.

                  The Partnership owns certain real property as described in Attachment 1 attached hereto.


Executed:  8-1, 1997


                                        By:
                                           -------------------------------------
                                                Richard Wisely

                                    EXHIBIT C

                                FORM OF QUITCLAIM

Order No.
Escrow No.
Loan No.

WHEN RECORDED MAIL TO:
--------------------------------------------------------------------------------
MAIL TAX STATEMENTS TO:                 SPACE ABOVE THIS LINE FOR RECORDER'S USE

                                   DOCUMENTARY TRANSFER TAX   $ ................

                                   ...........    Computed on the consideration
                                                  or value of property conveyed;
                                                  OR

                                   ...........    Computed on the consideration
                                                  or value less liens or
                                                  encumbrances remaining at time
                                                  of sale.



                                   ---------------------------------------------
                                    Signature of Declarant of Agent determining
                                                  tax -- Firm name
--------------------------------------------------------------------------------
                                 QUITCLAIM DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,


do(es) hereby REMISE, RELEASE and FOREVER QUITCLAIM to

Tower Realty Operating Partnership, L.P., a Delaware limited partnership the real property in the City of ____________, County of _____________, State of _____________, described as



Dated _____________                          ___________________________________

                                             ___________________________________

                                             ___________________________________

STATE OF NEW YORK     )
                      )
COUNTY OF             )

On __________________________________________________________________ before me,
_______________________________________________________________________________,
personally appeared ____________________________________________________________
_______________________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


Signature ______________________________  (This area for official notarial seal)

                                    EXHIBIT D


                        CALCULATION OF NUMBER OF OP UNITS


                  The number of OP units to be issued to Contributor shall be calculated as follows:

                           $600,000/Mid-Point


                  For purposes of this Contribution Agreement, the "Mid-Point" means the median of the proposed per share price range for the Common Stock as set forth in the Preliminary Prospectus.

                                    EXHIBIT E


                   REPRESENTATIONS, WARRANTIES AND INDEMNITIES
                                 OF CONTRIBUTOR


                       ARTICLE 1. ADDITIONAL DEFINED TERMS

                  1.1 For purposes of this EXHIBIT E, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Contribution Agreement to which this EXHIBIT E is attached:

                  ACTIONS: Means all actions, complaints, charges, accusations, investigations, petitions, suits or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

                  CLAIMS: Means claims, disputes, actions, suits, arbitrations, proceedings or investigations (collectively, "Claims") pending or, to Knowledge, threatened that directly or indirectly affect any of the Contributor, the Partnerships or the Properties.

                  CONTRIBUTION AGREEMENT: Means the Contribution Agreement to which this EXHIBIT E is attached.

                  GOVERNMENTAL ENTITY: Means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  INDEMNIFYING PARTY: Means any party required to indemnify any other party under ARTICLE 3.2 of this EXHIBIT E or under the indemnification provisions substantially identical to ARTICLE 3.2 hereof in the other Portfolio Agreements.

                  KNOWLEDGE: Means, with respect to any representation or warranty so indicated, the actual knowledge, upon reasonable investigation and inquiry in good faith, of the signatory to the Contribution Agreement.

                  LIENS: Means, with respect to any real and personal property, all mortgages, pledges, liens, options, charges, security interests, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, rights of others, licenses, easements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.

                  PERMITTED LIENS: Means (a) Liens, or deposits made to secure the release of such Liens, securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued;

                  (b) Zoning laws and ordinances generally applicable to the districts in which the Properties are located which are not violated by the existing structures or present uses thereof;

                  (c) Liens imposed by laws, such as carriers', warehousemen's and mechanics' liens, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

                  (d) non-exclusive easements for public utilities, minor encroachments, rights of access or other non-monetary matters that do not have a material adverse effect upon, or materially interfere with the use of, the Properties; and

                  (e) any exceptions contained in the Title Policies.

                  PERSON: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

                  PORTFOLIO AGREEMENTS: Means the agreements, including the Contribution Agreement, listed on ATTACHMENT 1 hereto, which contemplate the transfer of partnership and/or limited liability company membership interests in certain of the Participating Partnerships and LLCs from any entity directly or indirectly owned by Contributor to the Company and the Operating Partnership.

                  PROSPECTUS: Means the Company's Form S-11 Registration Statement.

                  REIT STOCK: Shall have the meaning set forth in the OP Agreement.


          ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

                  The Contributor represents and warrants to the Operating Partnership as set forth below in this ARTICLE 2. Notwithstanding any other provision of the Contribution Agreement or this EXHIBIT E, the Contributor makes representations, warranties and indemnities only with respect to: (i) the Properties identified on EXHIBIT A to the Contribution Agreement (the "Property" or the "Properties"), and (ii) the interests in the Partnerships to be transferred by the Contributor.

                  2.1 ORGANIZATION; AUTHORITY. The Contributor (A) if a natural person, has the legal capacity to enter the Contribution Agreement; if not a natural person, is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, and (B) has all requisite power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

                  2.2 DUE AUTHORIZATION. The execution, delivery and performance of the Contribution Agreement by the Contributor has been duly and validly authorized by all necessary action of the Contributor. This Contribution Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to this Contribution Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

                  2.3 CONSENTS AND APPROVALS. No consent, waiver, approval or authorization of any third party is required to be obtained by the Contributor in connection with the execution, delivery and performance of the Contribution Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date.

                  2.4 OWNERSHIP OF THE PARTNERSHIP INTERESTS. The Contributor is the sole owner of the Partnership Interest and has good and valid title to such Partnership Interest, free and clear of all Liens, other than Permitted Liens.

                  2.5 PARTNERSHIP INTEREST. The Partnership Interest constitutes all of the issued and outstanding interests owned by the Contributor in the Partnerships. The Partnership Interest is validly issued, fully paid and non-assessable, and was not issued in violation of any preemptive rights. The Partnership Interest has been issued in compliance with applicable law and the relevant Partnership Agreements (as then in effect). There are no rights, subscriptions, warrants, options, conversion rights, preemptive rights or agreements of any kind outstanding to purchase or to otherwise acquire any of the interests which comprise the Partnership Interest or any securities or obligations of any kind convertible into any of the interests which comprise the Partnership Interest or other equity interests or profit participation of any kind in the Partnerships. At the Closing, upon receipt of the consideration, the Contributor will have transferred the Partnership Interest free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities to the Operating Partnership.

                  2.6 NO VIOLATION. None of the execution, delivery or performance of the Contribution Agreement and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination or cancellation of (A) the organizational documents, including the charters and bylaws, if any, of the Contributor, (B) any material agreement, document or instrument to which the Contributor is a party or by which the Contributor or its Property is bound or
(C) any term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority binding on the Contributor or by which the Contributor or any of its assets or properties are bound or subject or (ii) result in the creation of any Lien, other than a Permitted Lien, upon the Property or the Partnership Interest.

                  2.7 NON-FOREIGN STATUS. The Contributor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons.

                  2.8 WITHHOLDING. The Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any federal or state withholding provisions. If Contributor fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of any payments otherwise to be made to the Contributor as required by the Code or New York law.

                  2.9 INVESTMENT PURPOSES. The Contributor acknowledges his, her or its understanding that the offering and sale of the OP Units to be acquired pursuant to the Contribution Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Act"). In furtherance thereof, the Contributor represents and warrants to the Company as follows:

                           2.9.1 INVESTMENT. The Contributor is acquiring the OP
Units solely for his, her or its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. The Contributor agrees and acknowledges that he, she or it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "Transfer") any of the OP Units unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership to the effect that no such registration is required because of the availability of an exemption from registration under the Act and qualification or other compliance under applicable blue sky or state securities laws.

                           2.9.2 KNOWLEDGE. The Contributor is knowledgeable,
sophisticated and experienced in business and financial matters; the Contributor has previously invested in securities similar to the OP Units and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Contribution Agreement. The Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of his, her or its investment in the OP Units; the Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the OP Units as the Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the OP Units which the Contributor deems necessary or desirable to evaluate the merits and risks related to his, her or its investment in the OP Units; and the Contributor understands and has taken cognizance of all risk factors related to the purchase of the OP Units.

                           2.9.3 HOLDING PERIOD. The Contributor acknowledges
that he, she or it has been advised that (i) the OP Units and the common stock of the Company into which the OP Units may be exchanged in certain circumstances (the "Common Stock") must be held indefinitely, and the Contributor must continue to bear the economic risk of the investment in the OP Units (and any Common Stock that might be exchanged therefor) unless they are subsequently registered under the Act or an exemption from such registration is available,
(ii) a restrictive legend in the form hereafter set forth shall be placed on the certificates representing the OP Units (and any Common Stock that might be exchanged therefor), and (iii) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the OP Units (and any Common Stock that might be exchanged therefor) are subject to restrictions on transfer.

                           2.9.4 ACCREDITED INVESTOR. If the Contributor is an
individual, such individual is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Act) and as such:

                                    (i) is a director or executive officer of
         the Company; or

                                    (ii) has an individual net worth, or joint
         net worth with his or her spouse, in excess of $1,000,000; or

                                    (iii) had an individual annual adjusted
         gross income in excess of $200,000 in each of the two most recent years and reasonably expects to have annual adjusted gross income in excess of $200,000 in the current year; or

                                    (iv) had a joint income with his spouse in
         excess of $300,000 in each of the two most recent years and reasonably expects to have an annual adjusted gross income, with his spouse, in excess of $300,000 in the current year.

                  If the Contributor is not an individual, it is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Act).

                           2.9.5 LEGENDING. Each certificate representing the OP
Units (and any Common Stock that might be exchanged therefor) shall bear the following legend:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                  In addition, the Common Stock for which the OP Units might be exchanged shall also bear a legend which generally provides the following:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, (1) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (2) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (3) NO PERSON MAY TRANSFER COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY

         PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION.

                  2.10 LITIGATION. There are no Claims which could reasonably be anticipated to result in damages in excess of $50,000 pending or, to Knowledge, threatened that directly or indirectly affect the Contributor, the Partnerships, the Properties or the Formation Transactions, nor has any such claim been pending or, to Knowledge, threatened as of the Closing.

                  2.11 NO BROKERS. Neither the Contributor nor any of its respective officers, directors or employees has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder's fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Contribution Agreement.

                  2.12 SOLVENCY. The Contributor has been and will be solvent at all times prior to and immediately following the transfer of the Partnership Interest to the Operating Partnership.

                  2.13 NO MISREPRESENTATIONS. No representation, warranty or statement made, or information provided, by the Contributor in the Contribution Agreement or in any other document or instrument furnished or to be furnished by or on behalf of the Contributor pursuant hereto or as contemplated hereby (i) contains or will contain any untrue statement of a material fact or (ii) omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. For purposes of the preceding sentence, materiality shall be determined with reference to the total portfolio of real properties and other interests to be transferred pursuant to the Operating Partnership pursuant to the Formation Transactions.


                           ARTICLE 3. INDEMNIFICATION

                  3.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDY FOR
                      BREACH.

                  (a) Subject to ARTICLE 3.6, all representations and warranties contained in this EXHIBIT E or in any Schedule or certificate delivered pursuant hereto shall survive the Closing.

                  (b) Notwithstanding anything to the contrary in the Contribution Agreement or this EXHIBIT E, no party hereto shall be liable under this EXHIBIT E or the Contribution Agreement for monetary damages (or otherwise) for breach of any of its representations and warranties contained in this EXHIBIT E or the Contribution Agreement, or in any Schedule, certificate or affidavit delivered by it pursuant thereto, other than pursuant to the succeeding provisions of this ARTICLE 3.

                  3.2 GENERAL INDEMNIFICATION

                  (a) The Contributor shall indemnify and hold harmless the Operating Partnership, the Company, and their affiliates and each of their respective directors, officers, employees, agents, representatives and affiliates (each of which is an "Indemnified Party") from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (collectively, "Losses"), asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation or warranty of the Contributor contained in the Contribution Agreement or in any Schedule, certificate or affidavit delivered by the Contributor pursuant to the Contribution Agreement.

                  (b) The Contributor shall indemnify and hold harmless the Indemnified Parties from and against any and all Losses, asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of:

                           (i) all fees and expenses of the Contributor in connection with the transactions contemplated by the Contribution Agreement;

                           (ii) any liabilities or obligations incurred, arising from or out of, in connection with or as a result of the failure of the Contributor to obtain all consents required to consummate the transactions contemplated by the Contribution Agreement; or

                           (iii) any breach of any representation, warranty or covenant set forth in the Contribution Agreement.

                  3.3 PAYMENT OF INDEMNIFICATION. The Contributor may satisfy its obligations hereunder by the prompt delivery (paid promptly as and when expenses are incurred) to an Indemnified Party of OP Units, subject to the limits on ownership and transfer of REIT Stock set forth in the Company's articles of incorporation. Any OP Units delivered to an Indemnified Party hereunder shall be valued based upon the initial public offering price of the Company's Common Stock.

                  3.4 NOTICE AND DEFENSE BY CLAIMS. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this ARTICLE 3, the Indemnified Party shall give notice thereof to the Contributor. The Indemnified Party may at its option demand indemnity under this ARTICLE 3 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to the Contributor. The Indemnified Party shall permit the Contributor, at its option and expense, to assume the defense of any such claim by counsel selected by the Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the Indemnified Party may at all times participate in such defense at its expense; and PROVIDED FURTHER, HOWEVER, that the Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnified Party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages. If the Contributor shall fail to undertake such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Contributor.

                  3.5 LIMITATIONS ON INDEMNIFICATION UNDER ARTICLE 3. Notwithstanding anything contained herein to the contrary, the Contributor shall not be liable or obligated to make payments under this ARTICLE 3 with respect to any Property or Partnership Interest to the extent such payments in the aggregate would exceed the value of the OP Units (based upon the initial public offering price of the Common Stock) received by the Contributor at the Closing. Notwithstanding anything contained herein to the contrary, the Indemnified Parties shall look first to the Contributor's OP Units for indemnification under this ARTICLE 3 and then to the Contributor's other assets.

                  3.6 LIMITATION PERIOD.

                  (a) Notwithstanding the foregoing, any claim for indemnification under ARTICLE 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor within one year after the Closing.

                  (b) If so asserted in writing prior to the applicable expiration date, such claims for indemnification shall survive until resolved by mutual agreement between the Contributor and the Indemnified Party or by judicial determination. Any claim for indemnification not so asserted in writing prior to the applicable expiration date shall not thereafter be asserted and shall forever be waived.

                  3.7 RESERVATION OF CONTRIBUTOR RIGHTS. Notwithstanding anything else in this Contribution Agreement to the contrary, the Contributor reserves unto itself all rights and remedies (including rights to seek contribution) against any third party indemnitors, prior property owners or occupants, and contributors to any contamination, for which the Partnerships have been indemnified by the Contributor hereunder. To the extent the Contributor's rights against any such third party owners, occupants, indemnitors or contributors may be materially prejudiced by actions or inactions by any owner or occupant of the Properties after the Closing, the Contributor's indemnity obligation shall be reduced in accordance with the effect of the actions or inactions which so prejudiced the Contributor's rights.